Exhibit 99.1
Vision-Sciences, Inc. Announces Election of New Director

ORANGEBURG, NY, December 15, 2010 – Vision-Sciences, Inc., (Nasdaq:VSCI) (Vision-Sciences), announced today that its Board of Directors elected Dr. Bruce Polsky to serve as a member of its Board, effective immediately.  Dr. Polsky will be an independent member of the Board.

“I am extremely pleased to welcome Bruce to the Board.  His extensive medical background and knowledge of infectious diseases add significantly to our organization,” said Lewis Pell, Chairman of Vision-Sciences.  Dr. Polsky was elected as a Class II director, to serve until Vision-Sciences’ 2011 annual shareholders’ meeting.  Dr. Polsky was nominated to be reelected to the Board at Vision-Sciences’ annual shareholders’ meeting, expected to be held in September 2011.

Dr. Polsky commented, “I am delighted to join the Board of Vision-Sciences.  I believe the Company’s EndoSheath Technology for flexible endoscopy is unique, providing sterile, efficient endoscopic procedures without the traditional complexities and difficulties associated with conventional endoscopy.”

Dr. Polsky built an international reputation as an expert in infectious diseases at Memorial Sloan-Kettering Cancer Center, where he also held the academic title of Associate Professor of Medicine at Cornell University Medical College.  Dr. Polsky is currently Chairman of the Department of Medicine, Chief of the Division of Infectious Diseases, Hospital Epidemiologist and Medical Director of the Clinical Virology Laboratory at St. Luke’s-Roosevelt Hospital Center in New York City.  Dr. Polsky also serves as the John H. Keating Sr. Professor of Clinical Medicine at the College of Physicians and Surgeons of Columbia University.

Dr. Polsky is a graduate of the University of Michigan and the Wayne State University School of Medicine.  His post-graduate training in Internal Medicine was at Montefiore Medical Center and the Albert Einstein College of Medicine in New York City, followed by a fellowship in infectious diseases at Memorial Sloan-Kettering Cancer Center and Cornell University Medical College, where he joined the faculty upon completion of his training in 1986, remaining until 1998.

Dr. Polsky has been active in clinical investigations in HIV and infections complicating neoplastic disease and AIDS since the early 1980s.  More recently, he has focused on the growing problem of hepatitis C and hepatitis B co-infection with HIV.  A member of numerous medical societies in his field of specialty, Dr. Polsky has published over 200 peer-reviewed book chapters, research studies, clinical abstracts and professional journal articles.

Forward Looking Statements

Except for the historical information provided, the matters discussed in this release include forward-looking statements for the purposes of the safe harbor protections under The Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management “believes,” “expects,” “allows,” “anticipates,” or other words or phrases of similar import.  Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements.  Other risk factors are detailed in our most recent annual report and other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements as a result of new information or future events or developments.

Vision-Sciences, Inc. designs, develops, manufactures and markets unique flexible endoscopic products utilizing sterile disposable sheaths, the Slide-On® EndoSheath® Technology, which provide the users quick, efficient product turnover while ensuring the patient a contaminant-free product.

Vision-Sciences owns the registered trademarks Vision Sciences®, Slide-On®, EndoSheath® and The Vision System®.  Information about Vision-Sciences' products is available at www.visionsciences.com.

CONTACT:	Vision-Sciences, Inc.
Katherine Wolf, CFO & EVP, Corporate Development
(845) 365-0600